UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2007

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On December 21, 2007, TranSwitch Corporation (“TranSwitch”) entered into an Executive Services Agreement with Tatum, LLC (“Tatum”) in connection with the hiring and employment of Robert A. Bosi as Vice President and Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and as an Executive Officer of TranSwitch. Mr. Bosi will remain a partner at Tatum throughout the term of the Executive Services Agreement. Pursuant to the terms of the Executive Services Agreement, TranSwitch will pay Tatum a fee of $12,000 per month for the term of Mr. Bosi’s employment with TranSwitch. The Executive Services Agreement will allow Mr. Bosi, among other things, to access Tatum’s intellectual capital to be used in connection with his employment with TranSwitch.

A copy of the Executive Services Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Executive Services Agreement is qualified in its entirety by reference to the text of the Executive Services Agreement which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Also on December 21, 2007, TranSwitch announced that effective January 4, 2008, Mr. Bosi will join TranSwitch as Vice President and Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and as an Executive Officer. Under the terms of the offer letter from TranSwitch to Mr. Bosi dated December 21, 2007 (the “Offer Letter”) TranSwitch will pay Mr. Bosi $28,000 per month plus certain employee benefits available to executive officers of TranSwitch. Mr. Bosi will also be reimbursed for ordinary and necessary out-of-pocket expenses approved in a manner consistent with normal TranSwitch operating policy, and actual temporary living expenses up to a maximum reimbursement of $2,000 per month.

Mr. Bosi is an at will employee and either he or TranSwitch may terminate the employment relationship at any time for any reason with or without cause or upon the termination of the Executive Services Agreement with thirty (30) days written notice.

Before joining TranSwitch, Mr. Bosi held the positions of VP-Finance/Chief Financial Officer for Curtiss-Wright Corporation located in Roseland, New Jersey from 1991 to 2001 and VP – Chief Financial Officer for Vesper Corporation from 2002 to 2003. Since 2004 Mr. Bosi has been a partner with Tatum LLC which provides senior level financial management services to corporations. During Mr. Bosi’s tenure at Tatum LLC he filled the positions of Interim Senior Vice President and Chief Financial Officer of Concord Camera Corporation from 2004 to 2005 and Consultant to the Chairman and CEO of Monitor Oil PLC from 2006 to 2007. Mr. Bosi has a BA in accounting from William Paterson University and an MBA from Fairleigh Dickinson University. Also, Mr. Bosi is a Certified Public Accountant, a Certified Management Accountant and a Certified Financial Manager. Mr. Bosi is 52 years old.

A copy of the Offer Letter provided to Mr. Bosi is attached hereto as Exhibit 99.1. The foregoing description of the Executive terms of the Offer Letter is qualified in its entirety by reference to the text of the Offer Letter which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

TranSwitch also reported that Theodore Chung, who has served as Interim Chief Financial Officer of TranSwitch since January 2007, will relinquish this role effective as of January 4, 2008. In addition, Michael C. McCoy, who served as Interim Chief Accounting Officer since January 2007, will relinquish this role effective as of January 4, 2008.

Item	9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Executive Services Agreement, dated December 21, 2007 by and between TranSwitch Corporation and Tatum LLC

99.1	Offer letter from TranSwitch Corporation to Robert A. Bosi date December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

December 26, 2007	By:	/s/ Santanu Das
	Name:	Santanu Das
	Title:	Chief Executive Officer